                                                                     EXHIBIT 3.1


                                    BYLAWS*

                                       OF

                         COMMONWEALTH ENERGY CORPORATION

                            A CALIFORNIA CORPORATION

                                   ARTICLE I

                              DIRECTORS; MANAGEMENT

Section 1.

        A. Powers.

        Subject to the provisions of the General Corporation Law of California, effective January 1, 1977 (to which the various Section numbers quoted herein relate) and subject to any limitation in the Articles of Incorporation and the Bylaws relating to action required to be approved by the Shareholders (Sec. 153) or by the outstanding shares (Sec. 152), the business and affairs of this corporation shall be managed by and all corporate powers shall be exercised by or under direction of the Board of Directors.

        B. Standard of Care.

        Each Director shall exercise such powers and otherwise perform such duties in good faith, in the manner such Director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances. (Sec. 309)

        C. Exception for Close Corporation.

        Notwithstanding the provisions of Section 1, in the event that this corporation shall elect to become a close corporation as defined in Sec. 156, its Shareholders may enter into a Shareholders, Agreement as provided in Sec. 300 (b). Said agreement may provide for the exercise of corporate powers and the management of the business and affairs of this corporation by the Shareholders, provided however such agreement shall, to the extent and so long as the discretion or the powers of the Board in its management of corporate affairs is controlled by such agreement, impose upon each Shareholder who


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* Sections of these Bylaws which have been amended are noted throughout the document by asterisks and stated in Annex A hereto.

is a party thereof, liability for managerial acts performed or omitted by such person pursuant thereto otherwise imposed upon Directors as provided in Sec. 300
(d).

Section 2. Number And Qualification.

        [The authorized number of Directors of the corporation shall be no less than the minimum number of shareholders and no more than seven (7).

        This number may be changed by amendment to the Articles of Incorporation or by an amendment to this Section 2, ARTICLE 1, of these Bylaws, adopted by the vote or written assent of the Shareholders entitled to exercise majority voting power as provided in Sec. 212.]*

Section 3. Election and Tenure of Office.

        The Directors shall be elected by ballot at the annual meeting of the Shareholders, to serve for one year or until their successors are elected and have qualified. Their term of office shall begin immediately after election.

Section 4. Vacancies.

        Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual meeting of Shareholders or at a special meeting called for that purpose.

        The Shareholders may at any time elect a Director to fill any vacancy not filled by the Directors, and may elect the additional Directors at the meeting at which an amendment of the Bylaws is voted authorizing an increase in the number of Directors.

        A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any Director, or if the Shareholders shall increase the authorized number of Directors but shall fail at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional Director so provided for, or in case the Shareholders fail at any time to elect the full number of authorized Directors.


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* Initially amended by the vote of the shareholders in connection with the Annual Meeting of Shareholders held on December 7, 1998. Article I, Section 2 was subsequently amended by the vote of the shareholders in connection with the Annual Meeting of Shareholders held on November 27, 2001. The version of Article I, Section 2 related to such action is set forth in Annex A.

        If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board, or the Shareholders, shall have power to elect a successor to take office when the resignation shall become effective.

        No reduction of the number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

Section 5. Removal of Directors.

        The entire Board of Directors or any individual Director may be removed from office as provided by secs. 302, 303 and 304 of the Corporations Code of the State of California. In such case, the remaining Board members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

Section 6. Notice, Place and Manner of Meetings.

        Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or any two (2) Directors and shall be held at the principal executive office of the corporation in the State of California, unless some other place is designated in the notice of the meeting. No notice need be given of organization meetings or regular meetings held at the corporate offices at the time and date set forth herein. Notice shall be given of other meetings as herein provided. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another. Accurate minutes of any meeting of the Board, or any committee thereof, shall be maintained as required by Sec. 1500 of the Code by the Secretary or other officer designated for that purpose.

[Section 7. Organization Meetings - Regular Meetings.

        The organization meetings of the newly elected Board of Directors shall be held immediately following the adjournment of the annual meetings of the Shareholders.

        Other Regular Meetings.

        Regular meetings of the Board of Directors shall be held at the corporate offices, or such other place as may be designated by the Board of Directors, as follows:

        Time of Regular Meeting:    11:00 a.m.

        Date of Regular Meeting:    First Monday in August

        If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter.]*

Section 8. Special Meetings - Notices.

        Special meetings of the Board may be called at any time by the President or, if he is absent or unable or refuses to act, by any vice President or the Secretary or by any two Directors, or by one Director if only one is provided.

        At least forty-eight (48) hours notice of the time and place of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to him at his address as it is shown upon the records of the corporation, (or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held). In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive office of the corporation is located at least four
(4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal and personal notice to such Director.

Section 9. Waivers.

        When (1) all of the Directors are present at any organizational, regular or special meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or, (2) if a majority of the Directors are present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the corporate records or made a part of the minutes of the meeting or (3) if a Director attends a meeting without notice but without protesting, prior thereto or at its commencement, the lack of notice to him, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 10. Sole Director Provided by Articles of Incorporation.

        In the event only one Director is required by the Bylaws or Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Directors shall be deemed to refer to such notice, waiver, etc., by such sole Director, who shall have all the rights and duties and shall be entitled to exercise all the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.


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* Article I, Section 7 was amended and restated in its entirety by the Board of Directors at a Board Meeting held on September 13, 2002. The version of Article I, Section 7 related to the action taken on September 13, 2002 is set forth in Annex A.

Section 11. Directors Acting by Unanimous Written Consent.

        Any action required or permitted to be taken by the board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

Section 12. Quorum.

        A majority of the number of Directors as fixed by the Articles of Incorporation or Bylaws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 13. Notice of Adjournment.

        Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 14. Compensation of Directors.

        Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the company in any other capacity and receiving compensation therefor.

Section 15. Committees.

        Committees of the Board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two or more members of the Board, and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by Sec. 311.

Section 16. Advisory Directors.

        The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of

Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

Section 17. Resignations.

        Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

[Section 18. Nominations of Directors.]*



                                   ARTICLE II

                                    OFFICERS

Section 1. Officers.

        The Officers of the corporation shall be a Chairman of the Board or a President or both, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

Section 2. Election.

        The Officers of the corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.


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* Article I was amended by the Board of Directors at a Board Meeting held on March 7, 2003 to add a new Section 18. The text of Article I, Section 18 adopted on March 7, 2003 is set forth in Annex A.

Section 3. Subordinate Officers, Etc.

        The Board of Directors may appoint such other Officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation.

        Any Officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an Officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

        Any Officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies.

        A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 6. Chairman of the Board.

        The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

Section 7. President.

        Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman or the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the corporation. He shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 8. Vice President.

        In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

Section 9. Secretary.

        The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders, meetings and the proceedings thereof.

        The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

        The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of Directors or by the Bylaws.

Section 10. Chief Financial Officer.

        This Officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any Director.

        This Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of

Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors of the Bylaws.

                                  ARTICLE III

                             SHAREHOLDERS' MEETINGS

Section 1. Place of Meetings.

        Meetings of the Shareholders shall be held at the principal executive office of the corporation, in the State of California, unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directs.

Section 2. Annual Meeting.

        [The annual meetings of the shareholders shall be held, each year, at the time and on the following day:

        Time of Meeting:     10:00 a.m.

        Date of Meeting:     First Monday in August

        If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting.]*

Section 3. Special Meetings.

        Special meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, Shareholders holding not less than one-tenth (1/10) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting.


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* Initially amended and restated by the Board of Directors at a Board Meeting held on November 16, 2000 and then amended again on October 8, 2001, Article I,
Section 7 was subsequently amended and restated in its entirety by the Board of Directors at a Board Meeting held on September 13, 2002. The version of Article I, Section 7 related to the action taken on September 13, 2002 is set forth in Annex A.

        Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such officer shall cause notice to be given, to the Shareholders by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of such request. If such notice is not given within 20 days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these Bylaws or apply to the Superior Court as provided in Sec. 305 (c).

Section 4. Notice of Meeting - Reports.

        Notice of meetings, annual or special, shall be given in writing not less than ten nor more than sixty days before the date of the meeting, to Shareholders entitled to vote thereat by the Secretary or the Assistant Secretary, or if there be no such officer, or in the case of his neglect or refusal, by any Director or Shareholder.

        Such notices or any reports shall be given personally or by mail or other means of written communication as provided in Sec. 601 of the Code and shall be sent to the Shareholder's address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, and in the absence thereof, as provided in Sec. 601 of the Code.

        Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (1) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which the Board-at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of Notice to be presented by management for election.

        If a Shareholder supplies no address, notice shall be deemed to have been given to him if mailed to the place where the principal executive office of the company, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

        Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

        When a meeting is adjourned for forty-five days or more, notice of the adjourned meeting shall be given as in case of to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5. Validation of Shareholders, Meetings.

        The transactions of any meeting of Shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made a provided in Sec. 601 (e).

Section 6. Shareholders Acting Without A Meeting - Directors.

        Any action which may be taken at a meeting of the Shareholders may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose and filed with the Secretary of the corporation, provided further that while ordinarily Directors can only be elected by unanimous written consent under Sec. 603 (d), as to vacancy created by death, resignation or other causes, if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

Section 7. Other Actions Without A Meeting.

        Unless otherwise provided in the GCL or the Articles, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

        Unless the consents of all Shareholders entitled to vote have been solicited in writing, (1) notice of any Shareholder approval pursuant to Secs. 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least 10 days before the consummation of the action authorized by such approval, and (2) prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing. Any Shareholder giving a written consent, or the Shareholder's proxyholders, or a transferee of the shares of a personal representative of the Shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary.

Section 8. Quorum.

        The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

        If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 9. Voting Rights, Cumulative Voting.

        Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

        Provided the candidate's names has been placed in nomination prior to the voting and one or more Shareholders has given notice at the meeting prior to the voting of the Shareholder's intent to cumulate the Shareholder's votes, every Shareholder entitled to vote at any election for Directors of any corporation for profit may cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes of the same principle among as many candidates as he thinks fit.

        The candidates receiving the highest number of votes up to the number of Directors to be elected are elected.

        The Board of Directors may fix a time in the future not exceeding sixty days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect , as a notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the company after any record date fixed as aforesaid. The Board of Directors may close the books of the company against transfers of shares during the whole or any part of such period.

Section 10. Proxies.

        Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of Secs. 604 and 705 of the Code and filed with the Secretary of the corporation.

Section 11. Organization.

        The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a chairman for such meeting. The Secretary of the company shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

Section 12. Inspectors of Election.

        In advance of any meeting of Shareholders the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any Shareholder or his proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one or three as determined by a majority of the Shareholders represented at the meeting.

Section 13. Shareholders, Agreements.

        Notwithstanding the above provisions in the event this corporation elects to become a close corporation, an agreement between two or more Shareholders thereof, if in writing and signed by the parties thereof, may provide that in exercising any voting rights the shares held by them shall be voted as provided therein or in Sec. 706, and may otherwise modify these provisions as to Shareholders, meetings and actions.

[Section 14. Advance Notice of Shareholder Proposals.]*

                                   ARTICLE IV

                       CERTIFICATES AND TRANSFER OF SHARES

Section 1. Certificate for Shares.

        Certificate for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

        Every certificate for shares must be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or must be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of its President and the written signature of its Secretary or an Assistant Secretary. Before it becomes effective every certificate for shares authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

Section 2. Transfer on the Books.

        Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Lost or Destroyed Certificates.

        Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall if the Directors so require give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at lest double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.


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* Article III was amended by the Board of Directors at a Board Meeting held on March 7, 2003 to add a new Section 14. The text of Article III, Section 14 adopted on March 7, 2003 is set forth in Annex A.

Section 4. Transfer Agents and Registrars.

        The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company - either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. Closing Stock Transfer Books - Record Date.

        In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to any other action.

        If no record date is fixed:

        The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

        The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

        The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

Section 6. Legend Condition.

        In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

Section 7. Close Corporation Certificates.

        All certificates representing shares of this corporation, in the event it shall elect to become a close corporation, shall contain the legend required by Sec. 418c.

                                   ARTICLE V

                  CORPORATE RECORDS AND REPORTS - INSPECTION

Section 1. Records.

        The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office in the State of California, as fixed be the Board of Directors from time to time.

Section 2. Inspection of Books and Records.

        All books and records provided for in Sec. 1500 shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided in said Sec. 1600 -1602.

Section 3. Certification and Inspection of Bylaws.

        The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the Shareholders of the company, at all reasonable times during office hours, as provided in Sec. 213 of the Corporations Code.

Section 4. Checks, Drafts, Etc.

        All checks, drafts or other orders for payment of money, notes or other, evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. Contracts, Etc. - How Executed.

        The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in Sec. 313 of the Corporations Code.

                                   ARTICLE VI

                                 ANNUAL REPORTS

Section 1. Due Date, Contents.

        The Board of Directors shall cause an annual report or statement to be sent to the Shareholders of this corporation not later than 120 days after the close of the fiscal or calendar year in accordance with the provisions of Secs. 1500 - 1501. Such report shall be sent to Shareholders at least fifteen days prior to the annual meeting of Shareholders. Such report shall contain a balance sheet as of the end of the fiscal year, an income statement and a statement of changes in financial position for such fiscal year, accompanied by any report, a certificate of the Chief Financial Officer or President that such statements were prepared without audit from the books and records of the corporation.

Section 2. Waiver.

        The foregoing requirement of an annual report may be waived by the Board so long as this corporation shall have less than 100 Shareholders.

                                  ARTICLE VII

                              AMENDMENTS TO BYLAWS

Section 1. By Shareholders.

        New Bylaws may be adopted or these Bylaws may be repealed or amended at their annual meeting, or at any other meeting of the Shareholders called for that purpose, by a vote of Shareholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such Shareholders.

Section 2. Powers of Directors.

        [Subject to the right of the Shareholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this Article VII, and the limitations of Sec. 204 (a) (5) and Sec. 212, the Board of Directors may adopt, amend or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the authorized number of Directors.]*


---------------
* Amended by the vote of the shareholders at the Annual Meeting of Shareholders held on November 27, 2001. The version of Article VII, Section 2 related to such action is set forth in Annex A.

Section 3. Record of Amendments.

        Whenever an amendment or new By-Law is adopted, it shall be copied in the book of Bylaws with original Bylaws, in the appropriate place. If any Bylaws; is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall he stated in said book.

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 1. References to Code Sections.

        "Sec." references herein refer to the equivalent Sections of the General Corporation Law effective January 1, 1977, as amended.

Section 2. Effect of Shareholders' Agreement.

        Any Shareholders' Agreement authorized by Sec. 300 (b), shall only be effective to modify the terms of these Bylaws if this corporation elects to become a close corporation with appropriate filing of or amendment to its Articles as required by Sec. 202 and shall terminate when this corporation ceases to be a close corporation. Such an agreement cannot waive or alter Secs. 158, (defining close corporations), 202 (requirements, of Articles of Incorporation), 500 and 501 relative to distributions, ill (merger), 1201 (c) (reorganization) or Chapters 15 (Records and Reports), 16 (Rights of Inspection), 18 (Involuntary Dissolution) or 22 (Crimes and Penalties). Any other provisions of the Code or these Bylaws may be altered or waived thereby, but to the extent they are not so altered or waived, these Bylaws shall be applicable.

Section 3. Representation of Shares in Other Corporations.

        Except as provided in Sec, 703, shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary.

Section 4. Subsidiary Corporations.

        Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined in Sec. 189
(a) and (b).

Section 5. Indemnity.

        The corporation may indemnify any Director, officer, agent or employee as to those liabilities and on those terms and conditions as are specified in Sec. 317. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

                                       ANNEX A

                               AMENDMENTS TO THE BYLAWS

                                          OF

                           COMMONWEALTH ENERGY CORPORATION

                            CERTIFICATE OF SECRETARY

        The undersigned, John A. Barthrop, being the duly elected, qualified and acting secretary of the Corporation, does hereby certify that the amendment set forth below which became effective on December 7, 1998 has been repealed and is no longer in force and effect. The version of Article I, Section 2 which replaced the Amendment to Article I, Section 2 set forth below was adopted by a vote of the shareholders in connection with the Annual Meeting of Shareholders held on November 27, 2001 and became effective on June 5, 2002.

Dated: June 5, 2002                         /s/ JOHN A. BARTHROP
                                            ------------------------------------
                                                John A. Barthrop, Secretary


                               AMENDMENT TO BYLAWS
                                       OF
                         COMMONWEALTH ENERGY CORPORATION
                             DATED DECEMBER 7, 1998

        Article I, Section 2 of the Bylaws of the Corporation has been amended to read in full as follows:

                "Section 2. Number and Qualification.

                "The authorized number of directors constituting the Board of Directors until further changed shall be nine (9); provided, however, the authorized number of directors constituting the Board shall be at least three (3). Subject to the foregoing provisions, the number of directors may be changed from time to time by an amendment of these Bylaws adopted by approval of the outstanding shares. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director."

                            CERTIFICATE OF SECRETARY

        The undersigned, John A. Barthrop, being the duly elected, qualified and acting secretary of the Corporation, does hereby certify that the following amendments to the Bylaws of Commonwealth Energy Corporation (the "Corporation") were duly adopted as one proposal by a vote of the shareholders at the Annual Meeting of Shareholders held on November 27, 2001(1) and are still in force and effect:

Dated: June 5, 2002                         /s/ JOHN A. BARTHROP
                                            ------------------------------------
                                                John A. Barthrop, Secretary



                               AMENDMENT TO BYLAWS
                                       OF
                         COMMONWEALTH ENERGY CORPORATION
                               DATED JUNE 5, 2002

        Article I, Section 2 of the Bylaws of the Corporation has been amended and restated in its entirety to read as follows:

                "Section 2. Number and Qualification.

                "The authorized number of Directors of the corporation shall not be less than five (5) and not more than (9). The exact number of Directors within these limits shall be fixed and may be changed from time to time by the Board of


----------------
(1) On June 5, 2002 by written order, the Honorable James L. Brooks, Judge of the Superior Court of the State of California, pursuant to a proceeding in his court under 709 under the California Corporations Code, permitted the holders of the proxies representing the Commonwealth Shareholders' Group to change their vote on the proposal from "Disapprove" to "Approve," thereby effecting the adoption by the shareholders of these amendments. The effective date of these amendments is deemed to be June 5, 2002, the date of Judge Brooks' Order.

                Directors or Shareholders in the manner provided in these Bylaws."

        Article VII, Section 2 of the Bylaws of the Corporation has been amended and restated in its entirety to read as follows:

                "Section 2. Powers of Directors.

                "Subject to the right of the Shareholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this Article VII, and the limitations of Section 204 (a)(5) and Section 212 of the California Corporations code, the Board of Directors may adopt Bylaws and may amend or repeal any of these Bylaws unless the Bylaw, amendment, or repeal in any way changes Section 2 of
                Article I of these Bylaws."

                            CERTIFICATE OF SECRETARY

        The undersigned, John A. Barthrop, being the duly elected, qualified and acting secretary of the Corporation, does hereby certify that the amendments set forth below which become effective on November 16, 2000 and October 8, 2001, respectively, have each been repealed and are no longer in force and effect. The version of Article III, Section 2 which is currently in effect was adopted by the directors of the Corporation at a meeting held on September 13, 2002 and is currently set forth herein.

Dated: September 13, 2002                   /S/ JOHN A. BARTHROP
                                            ------------------------------------
                                                John A. Barthrop, Secretary


                               AMENDMENT TO BYLAWS
                                       OF
                         COMMONWEALTH ENERGY CORPORATION
                             DATED NOVEMBER 16, 2000

        Article III, Section 2 of the Bylaws of the Corporation has been amended and restated in its entirety to read as follows:

               "Section 2.  Annual Meeting.

               "The annual meeting of the shareholders shall be held, each year, at the time and on the following day

               "Time of Meeting:            10:00 a.m.

               "Date of Meeting             Fourth Tuesday in November

        "If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the shareholders shall elect a board of directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting."

                               AMENDMENT TO BYLAWS
                                       OF
                         COMMONWEALTH ENERGY CORPORATION
                              DATED OCTOBER 8, 2001

        Article III, Section 2 of the Bylaws of the Corporation has been amended and restated in its entirety to read as follows:

               "Section 2.  Annual Meeting.

               "The annual meeting of the shareholders shall be held, each year, on a date between October 15th and December 30th at a time, designated by the Board of Directors.

        "At the annual meeting, the shareholders shall elect a board of directors, consider reports of the affairs of the Corporation and transact such other business as may be properly brought before the meeting."

                            CERTIFICATE OF SECRETARY

        The undersigned, John A. Barthrop, being the duly elected, qualified and acting secretary of the Corporation, does hereby certify that the following amendments to the Bylaws of Commonwealth Energy Corporation (the "Corporation") were adopted by the Board of Directors of the Corporation at a meeting held on September 13, 2002, became effective upon the vote of the directors and are still in force and effect.

Dated: September 13, 2002                   /S/ JOHN A. BARTHROP
                                            ------------------------------------
                                                John A. Barthrop, Secretary


                               AMENDMENT TO BYLAWS
                                       OF
                         COMMONWEALTH ENERGY CORPORATION
                            DATED SEPTEMBER 13, 2002

        Article III, Section 2 of the Bylaws of the Corporation has been amended and restated in its entirety to read as follows:

                "Section 2. Annual Meeting.

                "The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting, directors shall be elected, and any other proper business may be transacted."

        Article I, Section 7 of the Bylaws of the Corporation has been amended and restated in its entirety to read as follows:

                "Section 7. Annual Organizational Meeting and Other Regular Meetings.

                "Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required. Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice."

                            CERTIFICATE OF SECRETARY

        The undersigned, John A. Barthrop, being the duly elected, qualified and acting secretary of the Corporation, does hereby certify that the following amendments to the Bylaws of Commonwealth Energy Corporation (the "Corporation") were adopted by the Board of Directors of the Corporation at a meeting held on March 7, 2003, became effective upon the vote of the directors and are still in force and effect.

Dated: March 7, 2003                        /S/ JOHN A. BARTHROP
                                            ------------------------------------
                                                John A. Barthrop, Secretary


                               AMENDMENT TO BYLAWS
                                       OF
                         COMMONWEALTH ENERGY CORPORATION
                               DATED MARCH 7, 2003

        Article I of the Corporation's Bylaws be amended to add a new Section 18, to read as follows:

        "Section 18.  Nominations of Directors.

                "A. In addition to any other applicable requirements, only persons who are nominated in accordance with the procedures set forth in this Section 18 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of Shareholders by or at the direction of the Board of Directors or by any Shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 18. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made only after timely notice in writing to the Secretary of the corporation in accordance with the provisions of Section 18 of this
        Article I. To be timely for purposes of this Section 18 of Article I of these Bylaws, a Shareholder's nomination must be addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the corporation not less than sixty (60) nor more than ninety (90) calendar days prior to the anniversary date of the date (as specified in the corporation's proxy materials for its immediately preceding annual meeting of Shareholders) on which the corporation first mailed its proxy materials for its immediately preceding annual meeting of Shareholders; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of

        Shareholders was called, to be timely, notice by the Shareholder must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of the postponement or an adjournment of an annual meeting of Shareholders commence a new time period for the giving of a Shareholder's not as provided above. Such Shareholder's notice shall set forth: (i) as to each person, if any, whom the Shareholder intends to nominate for election or reelection as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person,
        (D) a description of all relationships, arrangements, and understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the Shareholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such Shareholder giving notice, (A) the name and address, as they appear on the corporation's books, of the Shareholder proposing such nomination,
        (B) the class and number of shares of the corporation which are beneficially owned by the Shareholder, and (C) any other information that is required to be provided by the Shareholder pursuant to Regulation 14A under the Exchange Act, in his or her capacity as a proponent of a Shareholder proposal.. Notwithstanding the foregoing, the Board of Directors shall not be required to solicit proxies for the election of any person the Shareholder intends to nominate at the meeting. At the request of the Board of Directors, any person nominated by a Shareholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the Shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 18. The presiding officer of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures provided by this Section 18, and if he or she should so determine, such presiding officer shall so declare at the meeting, and the defective nomination shall be disregarded.

               "B. For purposes of this Section 18 of this Article I, `public announcement' shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               "C. Notwithstanding the foregoing provisions of this Section 18 of this Article I, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section."

        Article III of the Corporation's Bylaws be amended to add a new Section 14, to read as follows:

        "Section 14.  Advance Notice of Shareholder Proposals.

               "A. At an annual meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before the meeting by a Shareholder.

               "B. In addition to any other applicable requirements (including, without limitation, that any business brought before a meeting must be a proper matter for Shareholder action), for business to be properly brought before an annual meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the corporation, the Shareholder must have been a holder of record of the corporation at the time such notice is delivered, and the Shareholder, or his or her representative who is qualified under law to present the business on his or her behalf, must attend the meeting to present the business. To be timely for purposes of this Section 14 of Article III of these Bylaws, a Shareholder's notice must be addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the corporation not less than sixty (60) nor more than ninety
        (90) calendar days prior to the anniversary date of the date (as specified in the corporation's proxy materials for its immediately preceding annual meeting of Shareholders) on which the corporation first mailed its proxy materials for its immediately preceding annual meeting of Shareholders; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of Shareholders was called, to be timely, notice by the Shareholder must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of the postponement or an adjournment of an annual meeting of Shareholders commence a new time period for the giving of a Shareholder's not as provided above. A Shareholder's notice shall be made to the Secretary and shall set forth as to each matter the Shareholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation's books, of the Shareholder proposing such business, (3) the class and number of shares of the corporation which are beneficially owned by the Shareholder, (4) any material interest of the Shareholder in such business, and (5) any other information that is required to be provided by the Shareholder pursuant to Regulation 14A under the Exchange Act in his or her capacity as a proponent of a Shareholder proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 14. The presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 14, and, if he or she should so determine, such presiding officer shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

               "C. For purposes of this Section 14 of this Article III, `public announcement' shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

               "D. Nothing in this Bylaw shall be deemed to affect any rights (including, but not limited to, the time periods specified to exercise such rights) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act."